EXHIBIT 5  -  OPINION ON LEGALITY

                      The Law Offices of Thomas C. Cook, Ltd.
                        4955 S. Durango Drive, Suite 214
                            Las Vegas, Nevada 89113

THOMAS C. COOK, ESQ.                                    PHONE (702) 952-8519
                                                          FAX (702) 952-8521
                                                              TCCESQ@AOL.COM

September 17, 2003

Securities and Exchange Commission
450 Fifth Street, N.W.
Washington, D.C.  20549

     Trezac International Corporation
     Registration Statement on Form S-8

Gentlemen:

     We have been requested by Trezac International Corporation, a Nevada corporation (the "Company"), to furnish you with our opinion as to the matters hereinafter set forth in connection with the above-captioned registration statement (the "Registration Statement") covering an aggregate of 67,000,000 Shares (the "Shares") of the Company's common stock, par value $.001 per share offered on behalf of the Company in connection with the Company's Consultant Agreements between the Company and Harvey Goralnick, John Hopf, Christopher Thompson, Brian Kitts, Colin Hill, and Olesa Grosu, dated September of 2003.

     In connection with this opinion, we have examined the Registration Statement, Annual Report, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

     Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

     We render no opinion as to the laws of any jurisdiction other than the internal laws of the State of Nevada.

     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to the reference to our name under the caption "Legal Opinions" in the prospectus included in the Registration Statement.


                                          Sincerely,

                                          /s/ Thomas C. Cook
                                          --------------------
                                          Thomas C. Cook, Esq.


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